As filed with the Securities and Exchange Commission on May 1, 1998

                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       AquaPenn Spring Water Company, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                        25-1541772
-------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                     One AquaPenn Drive, Milesburg, PA 16853
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

           AquaPenn Spring Water Company, Inc. 1989 Stock Option Plan; 1994 Incentive Option Plan and Sales Representatives Option Plan
        ----------------------------------------------------------------
                            (Full title of the plan)

                              Edward J. Lauth, III
                             Chairman, President and
                             Chief Executive Officer
                       AquaPenn Spring Water Company, Inc.
                     One AquaPenn Drive, Milesburg, PA 16853
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (814) 355-5556
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    copy to:
        Brian D. Doerner, Esquire, Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

--------------------------------------------------------------------------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------

                                          Proposed maximum  Proposed maximum
 Title of securities      Amount to        offering price       aggregate          Amount of
  to be registered     be registered(1)     per share(2)    offering price(2)   registration fee
------------------------------------------------------------------------------------------------

Common Stock          1,220,960 shares(3)  $(2)              $8,253,328.80       $2434.74
No par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend and similar transactions.

(2)      In accordance with Rules 457(c) and (h), the price shown is based upon
         (i) 720,960 shares offered pursuant to options outstanding exercisable at the following prices: 90,120 shares at $4.99 per share, 90,120 shares at $12.60 per share and 540,720 shares at $1.90 per share; and
         (ii) 500,000 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on April 24, 1998, $11.2815.

(3) This Registration Statement on Form S-8 registers shares of Common Stock of AquaPenn Spring Water Company, Inc., no par value, which may be issued pursuant to options which have or will be granted as follows
         (i) 270,360 shares issuable pursuant to the AquaPenn Spring Water Company, Inc. 1989 Stock Option Plan, (ii) 680,240 shares issuable pursuant to the 1994 Incentive Option Plan and (iii) 270,360 shares issuable pursuant to the Sales Representatives Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who were or will be granted options to purchase shares of Common Stock of AquaPenn Spring Water Company, Inc. (the "Company") under (i) the AquaPenn Spring Water Company, Inc. 1989 Stock Option Plan; (ii) the 1994 Incentive Option Plan; and
(iii) the Sales Representatives Option Plan as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by AquaPenn Spring Water Company, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Prospectus dated January 29, 1998 and filed with the Commission on January 30, 1998, which contains audited financial statements for the Company's fiscal year ended September 30, 1997.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1997.

         (c) The description of the Company's Common Stock, no par value, set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on January 20, 1998 and declared effective on January 29, 1998.

         All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Pennsylvania Business Corporation Law of 1988 authorizes the Company to indemnify its directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

         The Company's By-Laws provide as follows:

                  "Section 7.01. Indemnification of Directors and Officers. The Corporation shall indemnify any director or officer or employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purposes of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purpose of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law including, without limitation, indemnification against expenses (which shall include for purposes of this Article, attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities."


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit Number

         4.1 Form of Certificate evidencing Common Stock of the Company, incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

         4.2 The AquaPenn Spring Water Company, Inc. 1989 Stock Option Plan.

         4.3 Option Agreement dated May 1, 1990 between the Company and Geoffrey
             F. Feidelberg.

         4.4 Employment Agreement dated September 16, 1994 between Edward J. Lauth, III and the Company (this is a form of agreement which sets forth the terms for all recipients under the 1994 Incentive Option
             Plan), incorporated herein by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

         4.5 Sales Representative Agreement dated February 1, 1992 between the Company and Matthew J. Suhey.

         5   Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

         15  Letter re: unaudited interim financial information.

         23.1 Consent of KPMG Peat Marwick LLP.

         23.2 Consent of Matson and Isom Accountancy Corporation.

         23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5).

         24 Power of Attorney (included on signature pages to this Registration Statement).


Item 9.  Undertakings.

         A. Rule 415 Offering

            The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Exchange Act Documents by Reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its Restated Articles of Incorporation, as amended, its By-Laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milesburg, Commonwealth of Pennsylvania on May 1, 1998.

                   AQUAPENN SPRING WATER COMPANY, INC.


                   By: /s/ Geoffrey F. Feidelberg
                       --------------------------------------------------------
                   Name: Geoffrey F. Feidelberg
                   Title: Executive Vice President, Chief Financial Officer and
                          Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below in so signing also makes, constitutes and appoints Edward J. Lauth, III and Geoffrey F. Feidelberg and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



/s/ Edward J. Lauth, III             President, Chief Executive      May 1, 1998
--------------------------           Officer and Director
Edward J. Lauth, III                 (principal executive officer)

/s/ Geoffrey F. Feidelberg           Executive Vice President,       May 1, 1998
--------------------------           Chief Financial Officer, Chief
Geoffrey F. Feidelberg               Operating Officer and
                                     Director (principal financial
                                     and accounting officer)



/s/ Nancy Jean Davis                 Director                        May 1, 1998
--------------------------
Nancy Jean Davis

/s/ Richard F. DeFluri               Director                        May 1, 1998
--------------------------
Richard F. DeFluri

/s/ John H. Gutfreund                Director                        May 1, 1998
--------------------------
John H. Gutfreund

/s/ James D. Hammond                 Director                        May 1, 1998
--------------------------
James D. Hammond

/s/ Robert E. Poole, Jr.             Director                        May 1, 1998
--------------------------
Robert E. Poole, Jr.

/s/ Henry S. Shatkin                 Director                        May 1, 1998
--------------------------
Henry S. Shatkin

/s/ Matthew J. Suhey                 Director                        May 1, 1998
--------------------------
Matthew J. Suhey

/s/ Calvin J. Wagner, Jr.            Director                        May 1, 1998
--------------------------
Calvin J. Wagner, Jr.

                                  EXHIBIT INDEX


Exhibit
Number                         Description
-------                        -----------

  4.1 Form of Certificate evidencing Common Stock of the Company, incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

  4.2  The AquaPenn Spring Water Company, Inc. 1989 Stock Option Plan.

  4.3 Option Agreement dated May 1, 1990 between the Company and Geoffrey F. Feidelberg.

  4.4 Employment Agreement dated September 16, 1994 between Edward J. Lauth, III and the Company, (this is a form of agreement which sets forth the terms for all recipients under the 1994 Incentive Option Plan) incorporated herein by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-38771), as amended.

  4.5 Sales Representative Agreement dated February 1, 1992 between the Company and Matthew J. Suhey.

  5    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

  15   Letter re: unaudited interim financial information.

  23.1 Consent of KPMG Peat Marwick LLP.

  23.2 Consent of Matson and Isom Accountancy Corporation.

  23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5).

  24 Power of Attorney (included on signature pages to this Registration Statement).